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                                                                  Exhibit (c)(2)








                            CONFIDENTIALITY AGREEMENT


March 31, 1999


National Service Industries
1420 Peachtree St. N. E.
Atlanta, GA  30309

Attention: Mr. Stewart A. Searle
           Senior VP, Planning & Development

Ladies and Gentlemen:

You have indicated to Holophane Corporation (the "Company") that you are interested in discussing a possible merger or other business combination or sale of all or a substantial portion of the Company's assets (a "Transaction"). The Company is furnishing you with information concerning the Company on which to base your decision whether to present a proposal with respect to a Transaction. You recognize and agree that such information is the property of the Company and is being furnished to you in reliance by the Company upon your undertakings made herein.

As a condition to your being furnished such information, you agree to treat all information which has been furnished and any information which will be furnished, directly or indirectly, to you in this connection (herein collectively referred to as the "Evaluation Material") confidentially and in accordance with the provisions of this letter agreement. The term Evaluation Material does not include information which (i) at the time of disclosure to you, was generally available to the public, (ii) was already known by you prior to its disclosure to you in connection with your consideration of a Transaction,
(iii) becomes available to you in writing on a non-confidential basis from a third party, provided that such third party is not known by you to be in breach of an obligation of confidentiality to the Company or (iv) becomes generally available to the public after the time of disclosure to you other than as a result of a breach of this letter by you or a breach of an obligation of confidentiality to the Company by a third party; or (v) is independently developed by you without violating the provisions of this agreement.

You also agree (i) to take all reasonable precautions necessary to safeguard the Evaluation Material from disclosure to anyone other than those limited numbers of your officers, agents, advisors or prospective lenders who are directly involved in your decision whether to present a proposal with respect to a Transaction (each such person to whom you disclose the Evaluation material referred to herein as a "Related Party") and who have a need to have access to the



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National Service Industries
March 31, 1999
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Evaluation Material (it being understood that such Related Parties will be informed by you of the confidential nature of such information and will be directed by you to treat such information confidentially, and will be advised that by receiving such information they are agreeing to be bound by the terms of this letter agreement) and (ii) not to use the Evaluation Material for any purpose other than to assist you in your consideration of a possible Transaction. You specifically acknowledge that use of the Evaluation Material for the direct or indirect purpose of soliciting the business of customers of the Company is prohibited pursuant to this paragraph.

For a period of three years following termination by the Company of the negotiations contemplated hereby, neither you nor any of your affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) under your control will, directly or indirectly, (or will assist or encourage others to), unless specifically requested in writing in advance by the Board of Directors of the Company:

         (i) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the capital stock or other securities (or direct or indirect rights, warrants or options to acquire any securities) or assets of the Company (other than in the ordinary course of business) or businesses of the Company;

         (ii) solicit proxies from stockholders of the Company or otherwise seek to influence or control the management or policies of the Company;

         (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

         (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to the foregoing; or

         (v) disclose any intention, plan or arrangement inconsistent with the foregoing.

You also agree during such period not to (1) request the Company (or any of its directors, officers, employees or agents), directly or indirectly, to waive any provisions of this paragraph (including this sentence) or (2) take any action that might require the Company to make a public announcement regarding the possibility of a Transaction. Notwithstanding the foregoing, nothing contained herein shall restrict you from (x) soliciting the interest of the Board of Directors of the Company on a confidential, non-public basis to request you to offer to acquire all of the capital stock or assets of the Company or (y) from making a tender offer for all of the outstanding capital stock of the Company after such time as an unrelated third party has commenced, within




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National Service Industries
March 31, 1999
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the meaning of Rule 14d-2 of the Exchange Act, an unsolicited tender offer for the Company at a value lower than would be offered by you in such tender offer. In connection with the foregoing, you hereby represent that neither you nor any of your affiliates under your control beneficially own any shares of the common stock of the Company, except any de minimis amounts owned as passive investments.

If at any time during such three-year period, you are approached by any third party concerning your or their participation in a transaction (other than in the ordinary course of business) involving the capital stock, assets or businesses of the Company, you will promptly inform the Company in writing of the nature of such contact and the parties thereto.

You will be responsible for any breach of terms hereunder by you, by any of your affiliates under your control or by any Related Party. You will make all reasonably necessary and appropriate efforts to safeguard the Evaluation Material from disclosure to anyone other than as permitted hereby. In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Evaluation Material, you agree that you will provide the Company with prompt notice of such request(s) to enable the Company to seek an appropriate protective order. In the event that such protective order or other remedy is not obtained, you agree to furnish only that portion of the Evaluation Material which, in the opinion of counsel, you are legally compelled to disclose and to use your reasonable efforts at the Company's expense to obtain assurance that, if possible, confidential treatment will be accorded the Evaluation Material disclosed.

Without the prior written consent of the Company, you will not, except as required by law or the opinion of counsel, and you will direct any Related Party who has had access to the Evaluation Material not to, disclose to any person the fact that the Evaluation Material has been made available to you, the fact that you have inspected any portion of the Evaluation Material, the fact that discussions between the Company and you are taking place or other facts with respect to these discussions. The term "person" as used in this paragraph shall be broadly interpreted to include, without limitation, any corporation, limited liability company, partnership, individual or group.

You also agree that if you decide that you have no further serious interest in considering proposing a possible Transaction with the Company or if you do not proceed with the possible Transaction that is the subject of this letter agreement within a reasonable period of time, or if the Company so requests at any time, you will return promptly to the Company all written material containing or reflecting any information contained in the Evaluation Material (whether prepared by the Company or otherwise) and neither you nor any Related Party will retain any originals, copies, extracts or other reproductions, in whole or in part, of such written material (except that one copy of such materials may be retained in the sealed files of your outside legal counsel solely for purposes of complying with applicable laws and regulations and for defending or maintaining


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National Service Industries
March 31, 1999
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any litigation, including any administrative proceeding, relating to this
Agreement). All documents, memoranda, notes and other writings whatsoever prepared by you or Related Parties based on the information contained in the Evaluation Material shall be destroyed. Neither you nor any Related Party shall use any of the Evaluation Material with respect to your business or their business (except in negotiation of any proposed Transaction), or the business of anyone else, whether or not in competition with the Company, or for any other purpose whatsoever.

In consideration of the Evaluation Material being furnished to you, you also agree that neither you nor any of your affiliates under your control will, directly or indirectly, solicit or accept for employment any key employee of the Company or any subsidiary of the Company for a period of two years after the date of your execution of this letter agreement without obtaining the prior written consent of the Company. For purposes hereof, a "key employee" shall mean any officer of the Company or any subsidiary of the Company, any employee of the Company or any subsidiary of the Company making a salary of $50,000 or more per year or any employee of the Company or any subsidiary of the Company employed in the areas of research and development, marketing or sales. Subject to the two preceding sentences, nothing contained herein shall preclude general solicitation of employment through advertisements or similar means not targeted specifically to the Company and its employees.

Although you understand that the Company has endeavored to include in the Evaluation Material information which it believes to be relevant for the purpose of your investigation, you further understand that neither the Company nor its affiliates, agents or representatives makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that none of the Company nor any of its affiliates, agents or representatives shall have any liability to you or any Related Party resulting from the use of the Evaluation Material by you or such Related Party. Only those representations and warranties that may be made to you or your affiliates in a definitive Transaction Agreement (as defined below), when, as and if executed and subject to such limitations and restrictions as may be specified therein, shall have any legal effect, and you agree that if you determine to engage in a Transaction such determination will be based solely on the terms of such definitive Transaction Agreement and on your own investigation, analysis and assessment of the Company. You understand and agree that no contract or agreement providing for a Transaction with the Company shall be deemed to exist between you and the Company unless and until a definitive Transaction Agreement has been executed and delivered. You also agree that unless a definitive Transaction Agreement between the Company and you has been executed and delivered, the Company has no legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this letter agreement or any other written or oral expression with respect to such Transaction except, in the case of this letter agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive Transaction Agreement" means an agreement with respect to all material terms of a Transaction that, in accordance with its terms, is specifically intended by the parties thereto to be a binding contract with respect to such Transaction or any letter of intent or similar



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National Service Industries
March 31, 1999
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document to the extent the parties expressly state an intention to be bound by any part thereof. Except as set forth herein, the term "definitive Transaction Agreement" does not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance of an offer or bid on the part of the Company.

You understand that (a) the Company shall be free to conduct any process with respect to a possible Transaction as the Company in its sole discretion shall determine (including, without limitation, by negotiating with any prospective party and entering into a definitive Transaction Agreement without prior notice to you or any other person), (b) procedures relating to such Transaction may be changed at any time without notice to you or any other person and (c) you shall not have any claim whatsoever against the Company or any of its directors, officers, stockholders, employees, affiliates, agents, advisors or other representatives (including, but not limited to, Salomon Smith Barney Inc.) arising out of or relating to any possible or actual Transaction (other than those as against parties to a definitive Transaction Agreement with you in accordance with the terms thereof).

You hereby agree to indemnify and hold harmless the Company and its directors, officers, stockholders, owners, affiliates and representatives from any damage, loss, cost (including reasonable legal fees and the cost of enforcing this indemnity) or liability arising out of or resulting from any breach by you, any of your affiliates or any Related Party of your or their obligations under this letter agreement. You hereby agree and confirm that money damages would not be a sufficient remedy for any breach of this letter agreement and, therefore, in addition to all other remedies that the Company may be entitled to as a matter of law, the Company shall be entitled to specific performance and any other form of equitable relief to enforce the provisions of this letter agreement. You further agree that the rights of the Company under this letter agreement may be assigned in whole or in part to any purchaser of the Company, which may enforce this letter agreement to the same extent and in the same manner as the Company can enforce this letter agreement.

If any of the conditions set forth in this letter agreement relative to your being furnished with the Evaluation Material is not enforceable, in whole or in part, the remaining conditions set forth in this letter agreement shall be enforceable notwithstanding the invalidity of any other condition. Any condition not enforceable in part shall be enforced to the extent valid and enforceable. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth in this letter agreement may be modified or waived only by a separate writing signed by the Company and you expressly so modifying or waiving such agreements. This letter agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, without giving effect to its conflict of laws principles or rules.




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National Service Industries
March 31, 1999
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It is understood and agreed that the Company shall be entitled to enforce the terms of this letter agreement and that all rights hereunder shall inure to the benefit of the Company and its assigns.

This letter agreement replaces and supersedes any previous letter agreement regarding the contents hereof between the Company and you.

If you provide the Company with information concerning your business, affairs, operations, or financial condition with this agreement, the Company agrees that the non-disclosure and other obligations applicable to you under this agreement shall apply to the Company and its representatives, officers, and employees, and the Company further agrees that you shall be entitled to all of the rights and remedies for enforcement of such obligations as are available to the Company under this agreement. In addition, the Company agrees that it shall not disclose to any other party that you are reviewing the Evaluation Material or that you and the Company are involved in negotiations concerning a Transaction.

The obligations under this agreement shall terminate five (5) years from the date hereof.




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National Service Industries
March 31, 1999
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Please confirm your agreement with the foregoing by signing this letter in the space provided below and returning an executed copy to the undersigned.

                                   Sincerely,

                                   HOLOPHANE CORPORATION



                                   By:_____________________________________
                                      John R. DallePezze
                                      Chief Executive Officer

Agreed to and accepted as of the date above:

NATIONAL SERVICE INDUSTRIES


By:______________________________
     Stewart A. Searle
     Senior VP, Planning & Development